UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


	Date of Report:  January 5, 2000



	THE IDAHO COMPANY
	(Exact name of registrant as specified in its charter)



          Idaho				 33-11309			   82-0410913
(State or other jurisdiction			(Commission			  (IRS Employer
of incorporation or organization)		File Number)			  Identification No.)


	9512 Fairview Avenue
	P.O. Box 6812
	Boise, Idaho		83707
			           (Address of principal offices)          (Zip Code)



	Registrant's telephone number, including area code:  (208) 375-8099

ITEM 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

	Effective January 5, 2000, The Idaho Company (the "Company") engaged Deloitte
& Touche LLP to be its principal accountants to audit the Company's financial statements, replacing the Company's former principal accountants KPMG LLP.
The Company hereby undertakes that during the Company's two most recent fiscal years, and during any subsequent interim period prior to engaging such accountants, neither the Company nor any other person acting on its behalf has consulted the newly engaged accountants regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the
Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) no matter was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K), except that the Company and KPMG LLP disagreed as to the accounting treatment related to gain recognition of a real estate transaction in the Company's 1998 financial statements; however, the disagreement was ultimately resolved to the satisfaction of KPMG LLP.

During this time, a committee of the Board of Directors discussed the subject matter with KPMG LLP and the Company has authorized KPMG LLP to respond fully to any inquiries of Deloitte & Touche LLP concerning the disagreement.

KPMG LLP was dismissed on November 8, 1999. In the past two years, there contained no adverse opinion or a disclaimer of opinion, nor was there a qualified or modified opinion as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors.


	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						THE IDAHO COMPANY

	Date:  January 5, 2000
						/s/Diane Rigby
						Diane Rigby
						President